Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Nature of business	Country of incorporation	Interest%
Sasol Mining (Pty) Limited	Coal mining activities	South Africa	100
Sasol Synfuels (Pty) Limited	Production of liquid fuels, gases and chemical products	South Africa	100
Sasol Technology (Pty) Limited	Engineering services, research and development and technology transfer	South Africa	100
Sasol Financing (Pty) Limited	Management of cash resources, investment and procurement of loans for South African operations.	South Africa	100
Sasol Investment Company (Pty) Limited	Holding company of the group’s foreign investments and investment in movable and immovable property	South Africa	100
Sasol Chemical Industries Limited	Production and marketing of mining explosives, gases, petrochemicals, fertilizers and refining of tar acids	South Africa	100
Sasol Gas Holdings (Pty) Limited	Holding company of the group’s gas interests.	South Africa	100
Sasol Oil (Pty) Limited	Marketing of fuels and lubricants	South Africa	98
ChemCity (Pty) Limited	Supporting empowered Small Micro and Medium Enterprises required to enable them to thrive in the chemical industry	South Africa	100
Republic of Mozambique Pipeline Investment Company (Pty) Limited	Owning and operating of the natural gas transmission pipeline between Temane in Mozambique and Secunda in South Africa for the transportation of natural gas produced in Mozambique to markets in Mozambique and South Africa	South Africa	100
Sasol Chemical Holdings International (Pty) Limited	Investment in the Sasol Chemie group	South Africa	100
Sasol Chemicals Europe Limited	Marketing and distribution of chemical products	United Kingdom	100
Sasol Chemicals Pacific Limited	Marketing and distribution of chemical products	Hong Kong	100
Sasol-Chem Inc	Marketing and distribution of chemical products	United States	100
Sasol Financing International plc	Management of cash resources, investment and procurement of loans for operations outside South Africa.	Isle of Man	100
Sasol Gas Limited	Marketing, distribution and transportation of pipeline gas and the maintenance and operation of pipelines used for the transportation of various types of gas	South Africa	100

Sasol Germany GmbH	Production, marketing and distribution of waxes and wax related products	Germany	100
Sasol Italy SpA	Production, transformation, trading and transportation of oil products, petrochemicals and chemical products and their derivatives	Italy	100
Sasol North America Inc	Manufacturing of commodity and special chemicals	United States	100
Sasol Oil International Limited	Buying and selling of crude oil	Isle of Man	100
Sasol Petroleum International (Pty) Limited	Exploration, production, marketing and distribution of petroleum and natural gases	South Africa	100
Sasol Polymers International Investments (Pty) Limited	Holding company of Sasol Polymers foreign investments	South Africa	100
Sasol Synfuels International (Pty) Limited	Conversion and marketing of liquid fuels and chemical products	South Africa	100
Sasol Wax International Aktiengesellschaft	Holding company of the Sasol Wax operations	Germany	100
Sasol Wax (SA) (Pty) Limited	Production, marketing and distribution of paraffin waxes	South Africa	100
Tosas Beherend (Pty) Limited	Investment	South Africa	70
National Petroleum Refiners of South Africa (Pty) Limited	Refining of crude oil	South Africa	64

INCORPORATED JOINTLY CONTROLLED ENTITIES

Sasol Dia Acrylates (South Africa) (Pty) Limited	Production of acrylic acid and acrylates	South Africa	75
Sasol Dia Acrylates (Pty) Limited	Marketing of acrylic acid and acrylates	South Africa	50
Arya Sasol Polymer Company	Production of polyethylene	Iran	50
DPI Holdings (Pty) Limited	Holding company of DPI group which manufactures and markets plastic piping systems	South Africa	50
Merisol LP	Production, marketing and distribution of phenolics	United States	50
Sasol Chevron Holdings Limited	Holding company of the group’s joint venture interests with Chevron corporation.	Bermuda	50
Sasol-Huntsman GmbH & Co KG	Production and marketing of maleic anhydride	Germany	50
Namibia Liquid Fuel (Pty) Limited	Marketing and distribution of petroleum products	Namibia	49
Oryx GTL Limited (Q.S.C.)	Manufacturing and marketing of synthetic fuels from gas	Qatar	49
Spring Lights Gas (Pty) Limited	Marketing of pipeline gas in the Durban South area	South Africa	49
Petlin (Malaysia) Sdn. Bhd	Manufacturing and marketing of low-density polyethylene pellets	Malaysia	40